PBF Logistics Increases Quarterly Distribution to $0.37 per Unit and
Announces Second Quarter 2015 Earnings Results

•	Increased Quarterly Distribution to $0.37 per Unit, representing a 23.3% increase versus the Partnership's Minimum Quarterly Distribution

•	Finalized Acquisition of Delaware City Products Pipeline and Truck Rack

•	Completed Upsized $350 million Senior Notes Offering

•	Second Quarter Distributable Cash Flow of $22.1 million

PARSIPPANY, NJ – July 30, 2015 – PBF Logistics LP (NYSE: PBFX, the "Partnership") announced today second quarter 2015 net income of $19.6 million, or $0.58 per limited partner unit. During the second quarter, the Partnership generated earnings before interest, income taxes, depreciation, and amortization ("EBITDA") of $26.4 million and distributable cash flow of $22.1 million. Included in our results for the second quarter are $0.7 million, or $0.02 per unit, of non-cash expenses related to unit-based compensation.

"Our assets performed well during the quarter, including the newly-acquired Delaware City Products Pipeline and Truck Rack, and we are pleased to announce an increase in our quarterly distribution to $0.37. In May, we successfully closed an upsized senior notes offering of $350 million which enabled us to fund a portion of the cash consideration for the Delaware City Products Pipeline and Truck Rack acquisition and repay a portion of the outstanding balance on the Partnership's revolving credit facility," said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley. "With a long-term capital structure in place and ample liquidity, PBF Logistics is well positioned to further grow the Partnership and create additional value for our unitholders."

In the second quarter, PBFX and its wholly-owned subsidiary, PBF Logistics Finance Corporation, successfully executed a senior notes offering of $350 million in aggregate principal amount of 6.875% senior notes due 2023 (the “2023 Notes”) at par. This represents an increase of $50 million over the initially announced aggregate principal amount. The initial purchasers in the offering agreed to purchase approximately $330.1 million aggregate principal amount of 2023 Notes and certain of PBF Energy Inc.’s officers and directors and their affiliates and family members agreed to purchase the remaining $19.9 million aggregate principal amount of 2023 Notes in a separate private placement transaction. The offering closed on May 12, 2015.

The Delaware City Products Pipeline and Truck Rack are located at PBF Energy's Delaware City Refinery and supply refined petroleum products to the Mid-Atlantic and Northeast markets. The pipeline has a capacity in excess of 125,000 barrels per day and connects the Delaware City refinery to critical distribution facilities in Pennsylvania and New York State. The Truck Rack is a 15-lane loading rack with a capacity of 76,000 barrels per day. The acquisition of the Delaware City Products Pipeline and Truck Rack is supported by ten-year term agreements with subsidiaries of PBF Energy containing minimum volume throughput commitments. The acquisition was finalized on May 14, 2015.

As of June 30, 2015, the Partnership had $6.7 million in cash and cash equivalents and access to an additional $298.5 million under its existing revolving credit facility. The Partnership intends to use its financial resources to fund organic growth projects at the Partnership and future drop-down and third-party acquisitions.

PBF Logistics Announces Increased Quarterly Distribution
The Board of Directors of PBF Logistics GP LLC, the Partnership's general partner, declared a regular quarterly cash distribution of $0.37 per unit. The distribution is payable on August 31, 2015, to unitholders of record at the close of business on August 14, 2015.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to measures not prescribed by U.S. generally accepted accounting principles ("non-GAAP") including, but not limited to, EBITDA and distributable cash flow. PBFX's management believes that non-GAAP financial measures provide useful information about the Partnership's operating performance, financial results and the amount of cash generated by the Partnership's operations and the amount available for distribution to its unitholders. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBFX's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
The Partnership's senior management will host a conference call and webcast regarding earnings results and other business matters on Thursday, July 30, 2015, at 11:00 a.m. ET. The call can also be heard by dialing (800) 862-9098 or (785) 424-1051, conference ID: PBFXQ215. The audio replay will be available two hours after the end of the call through August 15, 2015, by dialing (800) 695-1624 or (402) 530-9026. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX's logistics and other assets and other risks inherent in PBFX's business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX's filings with the Securities and Exchange Commission including the Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. PBFX assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)
Factors Affecting Comparability
The following tables present EBITDA (as defined below) and related operational information of PBF Logistics LP ("PBFX" or the "Partnership") for the three and six months ended June 30, 2015 and 2014.  The financial information presented contains the financial results of PBF MLP Predecessor (the "Predecessor"), our predecessor for accounting purposes, for periods presented through May 13, 2014. The Predecessor includes the financial results of a light crude oil rail unloading terminal at PBF Energy Inc.'s Delaware City refinery (which we refer to as the “DCR Rail Terminal”), and a crude oil truck unloading terminal at the PBF Energy Inc.'s Toledo refinery (which we refer to as the “Toledo Truck Terminal”) which were acquired from subsidiaries of PBF Energy Inc. ("PBF Energy") during our initial public offering, completed on May 14, 2014 (the "Offering").
The financial information contained herein of the Predecessor and PBFX has been retrospectively adjusted to include the historical results of a heavy crude oil rail unloading terminal at PBF Energy's Delaware City refinery (which we refer to as the "DCR West Rack") prior to its acquisition by PBFX on September 30, 2014, a tank farm and related facilities located at PBF Energy's Toledo refinery, including a propane storage and loading facility (which we collectively refer to as the "Toledo Storage Facility") prior to its acquisition by PBFX on December 11, 2014, and a products pipeline (the "Delaware City Products Pipeline"), truck rack and related facilites located at PBF Energy's Delaware city refinery (which we collectively refer to as the "Delaware City Products Pipeline and Truck Rack") prior to its acquisition by PBFX on May 14, 2015. The DCR West Rack, Toledo Storage Facility, and Delaware City Products Pipeline and Truck Rack were acquired from subsidiaries of our indirect parent company, PBF Energy (the acquisitions are collectively referred to as the "Acquisitions from PBF"). The results of the DCR Rail Terminal, Toledo Truck Rack, DCR West Rack, the propane loading facility at the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack are included in the Transportation and Terminaling segment. The tank farm and related facilities at the Toledo Storage Facility are included in the Storage segment.
Our Predecessor generally recognized only the costs and did not record revenue for transactions with PBF Energy prior to completion of the Offering and Acquisitions from PBF, with the exception of the Delaware City Products Pipeline. Affiliate revenues have been recorded for all of our assets subsequent to the commencement of the commercial agreements with PBF Energy upon completion of the Offering and Acquisitions from PBF.  As a result, the information included in the following tables is not necessarily comparable on a year-over-year basis.
Non-GAAP Financial Measures
We define EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. We define distributable cash flow as EBITDA plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. Distributable cash flow and EBITDA are not measures prescribed by U.S. generally accepted accounting principles ("GAAP").
While EBITDA and distributable cash flow are not measures prescribed by U.S. GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities.
We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP.
These non-GAAP financial metrics should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial metrics may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014*	2015	2014*

Revenue from affiliates (a)	$34,868	$10,168	$67,713	$12,350

Costs and expenses:
Operating and maintenance expenses	4,768	4,817	13,202	9,665
General and administrative expenses (a)	3,729	1,609	6,791	2,406
Depreciation and amortization expense	1,637	868	3,270	1,729
	10,134	7,294	23,263	13,800

Income (loss) from operations	24,734	2,874	44,450	(1,450)

Other income (expense):
Interest expense, net and other financing costs	(4,624)	(285)	(6,418)	(283)
Amortization of loan fees	(306)	(73)	(467)	(73)
Net income (loss)	19,804	2,516	37,565	(1,806)
Less: Net income (loss) attributable to Predecessor	221	(2,901)	1,274	(7,223)
Limited partners' interest in net income attributable to the Partnership	$19,583	$5,417	$36,291	$5,417

Net income per limited partner unit:
Common units - basic	$0.58	$0.17	$1.09	$0.17
Common units - diluted	0.58	0.17	1.09	0.17
Subordinated units - basic and diluted	0.58	0.17	1.09	0.17

Weighted-average limited partner units outstanding:
Common units - basic	17,776,831	15,886,553	17,442,561	15,886,553
Common units - diluted	17,801,429	15,887,957	17,455,155	15,887,957
Subordinated units - basic and diluted	15,886,553	15,886,553	15,886,553	15,886,553

Cash distributions declared per unit	$0.37	$0.16	$0.72	$0.16

See Footnotes to Earnings Release Tables

* Prior-period financial information has been retrospectively adjusted for the Acquisitions from PBF.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended June 30, 2015
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates (a)	$33,766	$1,102	$34,868

Costs and expenses:
Operating and maintenance expenses	4,356	412	4,768
General and administrative expenses (a)	3,347	382	3,729
Depreciation and amortization	1,547	90	1,637
Total costs and expenses	9,250	884	10,134

Income from operations	24,516	218	24,734

Other income (expense):
Interest expense, net and other financing costs	(4,627)	3	(4,624)
Amortization of loan fees	(306)	—	(306)
Net Income	19,583	221	19,804
Less: Net income attributable to Predecessor	—	221	221
Limited partners' interest in net income attributable to the Partnership	$19,583	$—	$19,583

	Six Months Ended June 30, 2015
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates (a)	$64,330	$3,383	$67,713

Costs and expenses:
Operating and maintenance expenses	11,837	1,365	13,202
General and administrative expenses (a)	6,310	481	6,791
Depreciation and amortization	2,994	276	3,270
Total costs and expenses	21,141	2,122	23,263

Income from operations	43,189	1,261	44,450

Other income (expense):
Interest expense, net and other financing costs	(6,431)	13	(6,418)
Amortization of loan fees	(467)	—	(467)
Net Income	36,291	1,274	37,565
Less: Net income attributable to Predecessor	—	1,274	1,274
Limited partners' interest in net income attributable to the Partnership	$36,291	$—	$36,291

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended June 30, 2014
	PBF Logistics	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates (a)	$7,782	$—	$—	$2,386	$10,168

Costs and expenses:
Operating and maintenance expenses	1,697	—	2,188	932	4,817
General and administrative expenses (a)	1,427	36	30	116	1,609
Depreciation and amortization	284	—	398	186	868
Total costs and expenses	3,408	36	2,616	1,234	7,294

Income (loss) from operations	4,374	(36)	(2,616)	1,152	2,874

Other income (expense):
Interest expense, net and other financing costs	(287)	—	—	2	(285)
Amortization of loan fees	(73)	—	—	—	(73)
Net Income (loss)	4,014	(36)	(2,616)	1,154	2,516
Less: Net income (loss) attributable to Predecessor	(1,403)	(36)	(2,616)	1,154	(2,901)
Limited partners' interest in net income attributable to the Partnership	$5,417	$—	$—	$—	$5,417

	Six Months Ended June 30, 2014
	PBF Logistics	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates (a)	$7,782	$—	$—	$4,568	$12,350

Costs and expenses:
Operating and maintenance expenses	3,233	—	4,658	1,774	9,665
General and administrative expenses (a)	2,060	66	60	220	2,406
Depreciation and amortization	575	—	783	371	1,729
Total costs and expenses	5,868	66	5,501	2,365	13,800

Income (loss) from operations	1,914	(66)	(5,501)	2,203	(1,450)

Other income (expense):					—
Interest expense, net and other financing costs	(287)	—	—	4	(283)
Amortization of loan fees	(73)	—	—	—	(73)
Net Income (loss)	1,554	(66)	(5,501)	2,207	(1,806)
Less: Net income (loss) attributable to Predecessor	(3,863)	(66)	(5,501)	2,207	(7,223)
Limited partners' interest in net income attributable to the Partnership	$5,417	$—	$—	$—	$5,417

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014*	2015	2014*
Key Operating Information:
Throughput (barrels per day ("bpd")) (c)
Delaware City Rail Terminal	47.5	71.4	48.1	71.4
DCR West Rack	11.4	N/A	24.2	N/A
Toledo Truck Terminal	13.7	12.1	10.0	12.1
Toledo Propane Loading Facility	4.2	N/A	4.2	N/A
Delaware Products Pipeline	49.3	51.7	48.7	49.8
Delaware Truck Rack	36.4	N/A	36.4	N/A
Total throughput
Delaware City Rail Terminal	4,324.6	3,600.0	8,714.7	3,600.0
DCR West Rack	1,033.9	N/A	4,379.8	N/A
Toledo Truck Terminal	1,245.0	581.6	1,812.6	581.6
Toledo Propane Loading Facility	385.4	N/A	757.2	N/A
Delaware Products Pipeline	4,489.3	4,706.1	8,820.9	9,010.2
Delaware Truck Rack	1,712.1	N/A	1,712.1	N/A
Total	13,190.3	8,887.7	26,197.3	13,191.8

Storage capacity reserved (shell capacity barrels) (d)	3,484.7	N/A	3,583.6	N/A

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$20,089	$(763)	$37,988	$(4,441)
Investing activities	551	(316,683)	479	(326,129)
Financing activities	(34,159)	321,690	(45,972)	334,749
Net increase (decrease) in cash	$(13,519)	$4,244	$(7,505)	$4,179

Other Financial Information:
EBITDA attributable to PBFX (b)	$26,063	$5,923	$46,183	$5,923
Distributable cash flow (b)	$22,119	$5,831	$41,365	$5,831
Quarterly distribution declared per unit (e)	$0.37	$0.16	$0.72	$0.16
Distribution declared: (e)
Common units - public	$6,049	$2,573	$11,773	$2,573
Common units - PBF	952	12	1,853	12
Subordinated units - PBF	5,878	2,542	11,438	2,542
IDR Holders - PBF LLC	151	—	181	—
Total distribution declared	$13,030	$5,127	$25,245	$5,127
Capital expenditures	$144	$16,673	$220	$26,119

See Footnotes to Earnings Release Tables

* Prior-period financial information has been retrospectively adjusted for the Acquisitions from PBF.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	June 30,	December 31,
Balance Sheet Information:	2015	2014*

Cash, cash equivalents and marketable securities	$240,909	$249,095
Property, plant and equipment, net	145,941	146,867
Total assets	417,766	410,141
Total debt	608,700	510,000
Total liabilities	617,707	514,721
Net investment - Predecessors	—	15,713
Partners' equity	(199,941)	(104,580)
Total liabilities and equity	417,766	410,141

See Footnotes to Earnings Release Tables

* Prior-period financial information has been retrospectively adjusted for the Delaware City Products Pipeline and Truck Rack acquisition.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014*	2015	2014*

Reconciliation of net income (loss) to EBITDA and distributable cash flow (b):
Net income (loss)	$19,804	$2,516	$37,565	$(1,806)
Interest expense, net	4,624	285	6,418	283
Amortization of loan fees	306	73	467	73
Depreciation and amortization	1,637	868	3,270	1,729
EBITDA	26,371	3,742	47,720	279
Less: Predecessor EBITDA	308	(2,181)	1,537	(5,644)
EBITDA attributable to PBFX	26,063	5,923	46,183	5,923
Non-cash unit-based compensation expense	683	195	1,613	195
Interest expense, net	(4,627)	(287)	(6,431)	(287)
Maintenance capital expenditures	—	—	—	—
Distributable cash flow	$22,119	$5,831	$41,365	$5,831

Reconciliation of net cash provided by (used in) operating activities to EBITDA and distributable cash flow (b):
Net cash provided by (used in) operating activities	$20,089	$(763)	$37,988	$(4,441)
Change in current assets and liabilities	2,341	4,415	4,927	4,632
Interest expense, net	4,624	285	6,418	283
Non-cash unit-based compensation expense	(683)	(195)	(1,613)	(195)
EBITDA	26,371	3,742	47,720	279
Less: Predecessor EBITDA	308	(2,181)	1,537	(5,644)
EBITDA attributable to PBFX	26,063	5,923	46,183	5,923
Non-cash unit-based compensation expense	683	195	1,613	195
Interest expense, net	(4,627)	(287)	(6,431)	(287)
Maintenance capital expenditures	—	—	—	—
Distributable cash flow	$22,119	$5,831	$41,365	$5,831

See Footnotes to Earnings Release Tables

* Prior-period financial information has been retrospectively adjusted for the Acquisitions from PBF.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended June 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$29,642	$5,226	$—	$34,868
Depreciation and amortization expense	993	644	—	1,637
Income (loss) from operations	25,620	2,843	(3,729)	24,734
Interest expense, net and amortization of loan fees	—	—	4,930	4,930
Capital expenditures	144	—	—	144

	Three Months Ended June 30, 2014*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$10,168	$—	$—	$10,168
Depreciation and amortization expense	471	397	—	868
Income (loss) from operations	6,723	(2,240)	(1,609)	2,874
Interest expense, net and amortization of loan fees	—	—	358	358
Capital expenditures	12,482	4,191	—	16,673

	Six Months Ended June 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$56,962	$10,751	$—	$67,713
Depreciation and amortization expense	1,984	1,286	—	3,270
Income (loss) from operations	45,422	5,819	(6,791)	44,450
Interest expense, net and amortization of loan fees	—	—	6,885	6,885
Capital expenditures	220	—	—	220

	Six Months Ended June 30, 2014*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$12,350	$—	$—	$12,350
Depreciation and amortization expense	947	782	—	1,729
Income (loss) from operations	5,662	(4,706)	(2,406)	(1,450)
Interest expense, net and amortization of loan fees	—	—	356	356
Capital expenditures	20,493	5,626	—	26,119

	Balance at June 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$112,164	$54,296	$251,306	$417,766

	Balance at December 31, 2014*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$105,631	$53,038	$251,472	$410,141

See Footnotes to Earnings Release Tables

* Prior-period financial information has been retrospectively adjusted for the Acquisitions from PBF.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. The Partnership's results of operations may not be comparable to the Predecessor's historical results of operations for the reasons described below:

Revenues-  There are differences in the way our Predecessor recorded revenues and the way the Partnership records revenues after completion of the Offering and Acquisitions from PBF as discussed under "Factors Affecting Comparability."

General and Administrative Expenses-  Our Predecessor's general and administrative expenses included direct charges for the management and operation of our logistics assets and certain expenses allocated by PBF Energy for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessor based on the nature of the expenses. PBF Energy continues to charge the Partnership a combination of direct charges for the management and operation of our logistics assets and a fixed annual fee for general corporate services, such as treasury, accounting and legal services. We also incur additional incremental general and administrative expenses as a result of being a separate publicly-traded partnership.

(b) See “Non-GAAP Financial Measures” on page 4 for a definition of EBITDA and distributable cash flow.

(c)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the Offering and Acquisitions from PBF, with the exception of the Delaware City Products Pipeline which recognized revenue prior to its acquisition by PBFX.

(d)
Operating information pertains to assets which are included in the Storage segment. Shell capacity information reflects activity subsequent to execution of the commercial agreements in connection with the Toledo Storage Facility acquisition.

(e) On July 30, 2015, we announced a quarterly cash distribution of $0.37 per limited partner unit for the second quarter of 2015.